UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2010, the compensation committee of the board of directors of Depomed, Inc. (the “Company”) approved 2010 base salaries for the Company’s executive officers, and approved the payment of bonuses for 2009 performance to executive officers pursuant to the Company’s bonus plan.  Also on January 7, 2010, the compensation committee approved grants to the Company’s executive officers to purchase the Company’s common stock pursuant to the Company’s 2004 Equity Incentive Plan.  The exercise price for each stock option is $3.09 per share, which is equal to the closing price of the Company’s common stock on the date of grant.  The stock options vest in equal monthly installments over 48 months from the date of grant.

The bonus payments for 2009 performance, 2010 base salaries and stock option grants are set forth in the table below.

Officer	Bonus Amount ($)	2010 Base Salary ($)	Stock Options (#)
Carl A. Pelzel President and Chief Executive Officer	250,000	500,000	200,000
Tammy L. Cameron Vice President, Finance	70,000	213,210	70,000
Matthew M. Gosling Vice President and General Counsel	110,000	346,800	70,000
Michael Sweeney, M.D. Vice President, Research and Development	130,000	341,120	85,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: January 8, 2010	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel